UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): December 21, 2001
                                                            -----------------

                             MEDIQUIK SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State of Other Jurisdiction of Incorporation)

                0-27123                                   74-2876711
       (Commission File Number)                (IRS Employer Identification No.)

      4299 San Felipe, Suite 300
             Houston, Texas                                  77027
(Address of Principal Executive Offices)                   (Zip Code)

                                 (832) 200-7000
              (Registrant's Telephone Number, Including Area Code)

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Item 5. Other Events and Regulation FD Disclosure.

      On December 21, 2001, the United States District Court for the Southern District of Texas, Houston Division, entered a summary judgment in favor of Bayer Corporation awarding Bayer the sum of $619,794 in damages and pre-judgment interest in connection with a breach of a distribution agreement. The Company has not determined whether it will appeal the judgment or seek to resolve the judgment through negotiation with Bayer. The award will have a significant adverse effect on the financial condition of the Company. The Company is investigating all alternatives, including the possibility of filing for protection under applicable bankruptcy laws.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDIQUIK SERVICES, INC.


Date: January 7, 2002                   By:  /s/ Robert B. Teague
                                           ------------------------
                                           Robert B. Teague
                                           Chief Executive Officer and Chairman
                                           of the Board of Directors